SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                         Date of Report: August 29, 2001


                              UnitedGlobalCom, Inc.
               (Exact Name of Registrant as Specified in Charter)


     Delaware                         0-21974                    84-1116217
  (State or other                     (Commission              (IRS Employer
  jurisdiction of                     File Number)           Identification #)
  incorporation)


             4643 South Ulster Street, Suite 1300, Denver, CO 80237
                     (Address of Principal Executive Office)


                                 (303) 770-4001
              (Registrant's telephone number, including area code)



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         Item 9.  Regulation FD Disclosure.

         On May 25, 2001, the Registrant, Liberty Media International, Inc. and Liberty Media Corporation entered into an Amended and Restated Agreement concerning a transaction previously disclosed in Form 8-K filed June 1, 2001. The Amended and Restated Agreement contemplates that definitive documents will be signed.

         On August 14, 2001, the Registrant announced that it anticipated the definitive documents would be signed "within the next seven to ten business days." As of August 29, the parties are continuing to prepare definitive documents with respect to the transaction. The transaction is complex and the documentation is extensive. Registrant anticipates that definitive documents will be signed in the near future and does not anticipate that they will contain material changes from the Amended and Restated Agreement.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   UNITEDGLOBALCOM, INC.




Dated: August 29, 2001             By:   /s/ Frederick G. Westerman, III
                                       ----------------------------------------
                                            Frederick G. Westerman, III
                                            Chief Financial Office